UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 27, 2005, Applied Micro Circuits Corporation (“AMCC”) issued a press release regarding its financial results for the first quarter ended June 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage its operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow AMCC.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 27, 2005, AMCC announced a restructuring plan to reorganize its operations and reduce the workforce. The plan includes reducing approximately 5% of the current headcount by eliminating job redundancies. The company expects to incur a charge of approximately $2 million to $3 million in the second quarter of fiscal 2006 and anticipates that the restructuring plan will reduce ongoing operating expenses by approximately $1 million per quarter commencing in the third quarter of fiscal 2006.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the company’s restructuring plan, including the anticipated reduction of ongoing operating expenses and the expected restructuring costs. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the company’s ability to implement the restructuring plan to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on product development efforts, the company’s ability to project accurately cost savings and changes from the plan and general economic conditions. More information about potential factors that could affect the company’s business and financial results is included in the “Risk Factors” set forth in the company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the company’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: July 27, 2005	By:	/s/ Jeffery A. Blazevich
Jeffery A. Blazevich
Vice President, Controller and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated July 27, 2005.